Exhibit 99.1

Media Contacts	Investor Contact
Anita Liskey, 312 .466.4613	John Peschier, 312.930.8491
William Parke, 312.930.3467	CME-E
news@cmegroup.com http://cmegroup.mediaroom.com

FOR IMMEDIATE RELESE

CME Group Inc. Reports Solid Second Quarter 2009 Financial Results

•	GAAP diluted EPS of $3.33

•	Pro Forma diluted EPS of $3.37

•	GAAP operating margin of 62 percent

•	Pro forma operating margin of 63 percent

CHICAGO, July 23, 2009 – CME Group Inc. (NASDAQ: CME) today reported that second-quarter GAAP total revenues increased 15 percent to $648 million, and GAAP operating income increased 16 percent to $399 million. For the second quarter, net income on a GAAP basis was $222 million and diluted earnings per share on a GAAP basis were $3.33. The 2009 GAAP results reflect the operations of Chicago Mercantile Exchange (CME), Board of Trade of the City of Chicago (CBOT), and New York Mercantile Exchange (NYMEX), and include costs of $2.6 million for merger-related items. The 2008 GAAP results reflect the operations of CME and CBOT only.

Second-quarter pro forma non-GAAP diluted earnings per share were $3.37, down 14 percent compared with the prior year period. All pro forma results reflect the operations of both CME Group and NYMEX as if they were combined for all periods reported, and second-quarter 2009 pro forma non-GAAP results exclude $2.6 million of merger-related items mentioned above.

Total pro forma revenues decreased 14 percent from the prior year to $648 million, which was in line with first-quarter 2009 revenues. Pro forma operating expenses decreased 13 percent to $243 million, compared with the same period last year. Second-quarter pro forma operating income was $405 million, a decrease of 15 percent from $479 million for the year-ago period.

The company’s significant focus on expense management during ongoing challenging market conditions helped drive a strong pro forma operating margin of 63 percent, up from 61 percent in first-quarter 2009, and in line with the same period a year ago. Operating margin is defined as operating income as a percentage of total revenues. Second-quarter 2009 pro forma net income decreased 15 percent to $224 million, compared with second-quarter 2008.

Pro forma measures do not replace and are not a substitute for GAAP financial results. They are provided to improve overall understanding of current financial performance and to provide a meaningful comparison with prior periods. A full reconciliation of these second-quarter and first-half 2009 pro forma results to GAAP results is included with the attached financial statements.

All references to volume and rate per contract information in the text of this document exclude our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products, Swapstream, and HuRLO products.

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“As the economy showed signs of stability, we saw increased volumes in June, particularly in interest rates, foreign exchange and agricultural markets” said CME Group Executive Chairman Terry Duffy. “We continued to effectively manage expenses and generate significant free cash flow, while extending our product innovation through both exchange-traded and over-the-counter initiatives. Going forward, we anticipate that gradual economic improvement will provide further opportunities to serve existing and new customers around the world with our product mix, which covers all major asset classes, as well as with our superb clearing services and technological resources.”

“Improvements in the economy, and continued rigor in expense discipline, contributed to CME Group’s solid results in the second quarter,” said CME Group Chief Executive Officer Craig Donohue. “Second quarter over first quarter, we saw increased volume and open interest in our interest rate, FX and commodities product lines, as well as strong open interest growth in our energy and metals businesses. We also continued to leverage our CME ClearPort platform, providing a centrally cleared solution for the over-the-counter (OTC) market in an expanding range of product areas. Most recently, we announced the upcoming launch of clearing services for the OTC London gold forwards market beginning in August.”

CME Group Inc. Second-Quarter and First-Half 2009 Results

Financial Highlights:

GAAP

($s in millions, except per share)	Q2 FY09	Q2 FY08	Y/Y	1H09	1H08	Y/Y
Revenues	$648	$563	15%	$1,295	$1,188	9%
Expenses	$249	$220	13%	$510	$445	15%
Operating Income	$399	$344	16%	$785	$744	6%
Operating Margin %	61.6%	61.0%		60.6%	62.6%
Net Income	$222	$201	10%	$421	$485	-13%
Diluted EPS	$3.33	$3.67	-9%	$6.33	$8.91	-29%

Pro Forma Non-GAAP

($s in millions, except per share)	Q2 FY09	Q2 FY08	Y/Y	1H09	1H08	Y/Y
Revenues	$648	$756	-14%	$1,295	$1,573	-18%
Expenses	$243	$277	-13%	$496	$556	-11%
Operating Income	$405	$479	-15%	$799	$1,017	-21%
Operating Margin %	62.6%	63.3%		61.7%	64.7%
Net Income	$224	$264	-15%	$437	$566	-23%
Diluted EPS	$3.37	$3.93	-14%	$6.57	$8.46	-22%

NOTE: See the CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail related to the adjustments made to reach the pro forma results.

Second-quarter 2009 average daily volume was 10.4 million contracts, down 19 percent compared with second-quarter 2008, but in line with first-quarter 2009 volume. Pro forma clearing and transaction fee revenue was $537 million, down from $639 million in second-quarter 2008, but up two percent from first-quarter 2009. Quotation data fees were down five percent to $82 million in the second quarter due to a decrease in screen counts associated with layoffs across the financial sector. The total pro forma average rate

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per contract for CME Group increased five percent from second-quarter 2008 to 82 cents, but decreased two percent compared with 83 cents in first-quarter 2009. Both of these variances were primarily due to a shift in product mix.

Second-quarter 2009 pro forma non-operating expense was $26 million, driven primarily by interest expense and borrowing costs of $33 million related to the NYMEX acquisition, which was offset by $8 million of investment income. Additionally, the second-quarter 2009 effective tax rate was 40.8 percent, relatively unchanged from 41.3 percent in second-quarter 2008.

As of June 30, the company had $554 million of cash and marketable securities and $3.0 billion of debt. During the quarter, the company paid down approximately $110 million in debt.

CME Group will hold a conference call to discuss second-quarter 2009 results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

CME Group (www.cmegroup.com) is the world’s largest and most diverse derivatives exchange. Building on the heritage of CME, CBOT and NYMEX, CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on trading floors in Chicago and New York. By acting as the buyer to every seller and the seller to every buyer, CME Clearing virtually eliminates counterparty credit risk. CME Clearing also offers financial safeguards to help mitigate systemic risk, providing the security and confidence market participants need to operate, invest and grow. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, and alternative investment products such as weather and real estate. CME Group is listed on NASDAQ under the symbol “CME.”

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex, E-mini and CME ClearPort are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade, Inc. are trademarks of the Board of Trade of the City of Chicago. NYMEX and New York Mercantile Exchange are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. All other trademarks are the property of their respective owners. Further information about CME Group and its products can be found at www.cmegroup.com.

Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: our ability to realize the benefits and control the costs of our merger with NYMEX Holdings, Inc. and our ability to successfully integrate the businesses of CME Group and NYMEX Holdings, including the fact that such integration may be more difficult, time consuming or costly than expected and revenues following the merger may be lower than expected and expected cost savings from the merger may not be fully realized within the expected time frames or at all; increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to continue to generate revenues from our processing services; our ability to maintain existing customers, develop strategic relationships and attract new customers; our ability to expand and offer our products in foreign jurisdictions; changes in domestic and foreign regulations; changes in government policy, including policies relating to common or directed clearing, changes as a result of a combination of the Securities and Exchange Commission and the U.S. Commodity Futures Trading Commission, or changes relating to the recently enacted or proposed legislation relating to the current economic crisis; the costs associated with

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protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading or declines in subscriptions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; economic, political and market conditions, including the recent volatility of the capital and credit markets and the impact of current economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax on futures and options on futures transactions; the unfavorable resolution of material legal proceedings, the seasonality of the futures business; and changes in the regulation of our industry with respect to speculative trading in commodity interests and derivatives contracts. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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09-126

CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in millions)

	June 30, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$448.7	$297.9
Collateral from securities lending	—	426.9
Marketable securities, including pledged securities	105.4	310.1
Accounts receivable, net of allowance	282.4	234.0
Other current assets	137.0	189.1
Cash performance bonds and security deposits	8,538.9	17,653.5

Total current assets	9,512.4	19,111.5
Property, net of accumulated depreciation and amortization	725.3	707.2
Intangible assets - trading products	16,982.0	16,982.0
Intangible assets - other, net of accumulated amortization	3,308.9	3,369.4
Goodwill	7,523.1	7,519.2
Other assets	479.5	469.4

Total Assets	$38,531.2	$48,158.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$38.5	$71.0
Payable under securities lending agreements	—	456.8
Short-term debt	250.0	249.9
Other current liabilities	179.3	211.8
Cash performance bonds and security deposits	8,538.9	17,653.5

Total current liabilities	9,006.7	18,643.0
Long-term debt	2,738.6	2,966.1
Deferred tax liabilities	7,662.3	7,728.3
Other liabilities	142.3	132.7

Total Liabilities	19,549.9	29,470.1
Shareholders’ equity	18,981.3	18,688.6

Total Liabilities and Shareholders’ Equity	$38,531.2	$48,158.7

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(dollars in millions, except per share amounts, and sharecounts in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues
Clearing and transaction fees	$536.8	$458.5	$1,064.6	$983.6
Quotation data fees	82.1	59.8	167.6	116.6
Processing services	0.1	18.5	0.2	36.0
Access and communication fees	11.5	10.8	23.1	21.3
Other	17.3	15.6	39.4	30.8

Total Revenues	647.8	563.2	1,294.9	1,188.3

Expenses
Compensation and benefits	88.0	73.6	174.7	146.9
Communications	11.6	12.8	24.0	27.6
Technology support services	11.6	18.1	23.4	35.1
Professional fees and outside services	22.4	16.0	44.0	30.8
Amortization of purchased intangibles	30.5	17.9	63.8	34.1
Depreciation and amortization	30.1	34.5	61.1	68.8
Occupancy and building operations	18.1	17.3	38.2	34.0
Licensing and other fee agreements	21.7	12.0	46.3	25.5
Restructuring	1.4	0.2	4.6	2.0
Other	13.6	17.1	29.6	39.9

Total Expenses	249.0	219.5	509.7	444.7

Operating Income	398.8	343.7	785.2	743.6

Non-Operating Income and Expense
Investment income	10.1	12.0	11.9	23.4
Gains (losses) on derivative investments	—	(13.0)	—	(15.2)
Securities lending interest income	0.4	—	2.8	23.6
Securities lending interest and other costs	0.3	—	(0.1)	(19.3)
Interest and other borrowing costs	(32.6)	(1.4)	(71.1)	(3.7)
Guarantee of exercise right privileges	—	(3.6)	—	4.8
Equity in losses of unconsolidated subsidiaries	(1.7)	(4.0)	(2.9)	(7.9)
Other non-operating expense	(0.4)	(0.1)	(0.4)	(8.5)

Total Non-Operating	(23.9)	(10.1)	(59.8)	(2.8)

Income Before Income Taxes	374.9	333.6	725.4	740.8

Income tax provision	(153.1)	(132.4)	(304.5)	(256.1)

Net Income	$221.8	$201.2	$420.9	$484.7

Earnings per Common Share:
Basic	$3.34	$3.69	$6.35	$8.96
Diluted	3.33	3.67	6.33	8.91

Weighted Average Number of Common Shares:
Basic	66,329	54,500	66,316	54,125
Diluted	66,526	54,752	66,470	54,390

CME Group Inc. and Subsidiaries

Pro Forma Non-GAAP Consolidated Statements of Income

(dollars in millions, except per share amounts, and sharecounts in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues
Clearing and transaction fees	$536.8	$638.9	$1,064.6	$1,343.0
Quotation data fees	82.1	86.8	167.6	169.8
Processing services	0.1	0.5	0.2	1.0
Access and communication fees	11.5	11.1	23.1	21.9
Other	17.3	18.7	39.4	37.3

Total Revenues	647.8	756.0	1,294.9	1,573.0

Expenses
Compensation and benefits	85.4	91.2	173.4	184.1
Communications	11.6	14.2	24.0	30.2
Technology support services	11.6	20.5	23.4	39.5
Professional fees and outside services	20.4	20.8	39.8	37.8
Amortization of purchased intangibles	30.5	31.4	60.9	61.1
Depreciation and amortization	30.1	35.4	61.1	70.7
Occupancy and building operations	18.1	21.6	38.2	42.7
Licensing and other fee agreements	21.7	20.9	46.3	45.5
Other	13.1	21.2	28.7	44.0

Total Expenses	242.5	277.2	495.8	555.6

Operating Income	405.3	478.8	799.1	1,017.4

Non-Operating Income and Expense
Investment income	7.5	15.3	10.6	32.3
Gains (losses) on derivative investments	—	0.1	—	0.1
Securities lending interest income	0.4	4.8	2.8	36.2
Securities lending interest and other costs	0.3	(4.3)	(0.1)	(29.7)
Interest and other borrowing costs	(32.6)	(38.1)	(71.1)	(76.2)
Equity in losses of unconsolidated subsidiaries	(1.7)	(6.0)	(2.9)	(12.1)

Total Non-Operating	(26.1)	(28.2)	(60.7)	(49.4)

Income Before Income Taxes	379.2	450.6	738.4	968.0

Income tax provision	(154.8)	(186.2)	(301.5)	(401.7)

Net Income	$224.4	$264.4	$436.9	$566.3

Earnings per Diluted Common Share	$3.37	$3.93	$6.57	$8.46

Weighted Average Number of Diluted Common Shares*	66,526	67,292	66,470	66,929

Note: All pro forma results for CME Group assume the merger with the CBOT and the acquisition of NYMEX were completed as of the beginning of the period presented. See CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail on all of the adjustments made to reach the pro forma results.

*	Weighted average number of diluted common shares includes merger-related shares converted or issued for the entire period reported.

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Pro Forma Non-GAAP Measures

(in millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
GAAP Results
Revenues	$647.8	$563.2	$1,294.9	$1,188.3
Expenses	249.0	219.5	509.7	444.7

Operating income	398.8	343.7	785.2	743.6

Non-operating income and expense	(23.9)	(10.1)	(59.8)	(2.8)

Income before income taxes	374.9	333.6	725.4	740.8
Income tax provision	(153.1)	(132.4)	(304.5)	(256.1)

Net Income	$221.8	$201.2	$420.9	$484.7

Pro Forma Adjustments
Revenues:
NYMEX pre-merger revenue	$—	$210.8	$—	$419.7
Intercompany revenue elimination(1)	—	(18.0)	—	(35.0)
FXMarketSpace write down	—		—	—

Total Pro Forma Revenue Adjustment	—	192.8	—	384.7

Expenses:
NYMEX pre-merger expense	—	71.6	—	147.7
Intercompany expense elimination (1)	—	(18.0)	—	(35.0)
Deferred compensation gain/loss reclass(2)	(2.6)	(0.2)	(1.3)	1.6
Amortization of intangibles (3)	—	13.5	(2.8)	27.0
Depreciation adjustment from building life change (4)	—	1.5	—	3.0
Other (5)	(3.9)	(10.7)	(9.8)	(33.4)

Total Pro Forma Expense Adjustment	(6.5)	57.7	(13.9)	110.9

Adjustment to operating income	6.5	135.1	13.9	273.8

Non-operating income and expense:
NYMEX premerger non-operating income	—	31.0	—	32.7
Interest on debt acquired for NYMEX deal	—	(35.1)	—	(69.3)
Deferred compensation gain/loss reclass(2)	(2.6)	(0.2)	(1.3)	1.6
Equity investment unusual gain/loss(6)	—	(30.6)	—	(30.6)
ERP Guarantee (7)	—	3.6	—	(4.8)
BM&F Bovespa (8)	—	13.2	—	23.8
Green Exchange(9)	0.4	—	0.4

Total Pro Forma Non-Operating Income and Expense Adjustment	(2.2)	(18.1)	(0.9)	(46.6)

Adjustment to income before income taxes	4.3	117.0	13.0	227.2
Adjustment to income tax provision	(1.7)	(53.8)	3.0	(145.6)

Adjustment to net income	$2.6	63.2	$16.0	$81.6

Pro Forma Non-GAAP Results
Revenues	$647.8	$756.0	$1,294.9	$1,573.0
Expenses	$242.5	$277.2	$495.8	$555.6

Operating income	$405.3	$478.8	$799.1	$1,017.4

Non-operating income and expense	(26.1)	$(28.2)	(60.7)	(49.4)

Income before income taxes	379.2	$450.6	738.4	968.0
Income tax provision(10)	(154.8)	$(186.2)	(301.5)	(401.7)

Net Income	224.4	$264.4	436.9	566.3

Notes:

(1)	Eliminate processing services provided prior to the NYMEX acquisition.
(2)	Remove gains and losses related to a deferred compensation plan that are recorded in compensation with a corresponding offset in investment income.
(3)	Add amortization of intangible assets recorded in purchase of NYMEX.
(4)	Adjust depreciation for changes in value and useful life of building acquired from NYMEX.
(5)	Reverse effect of restructuring, accelerated depreciation, integration and legal expenses related to the merger with CBOT and the acquisition of NYMEX. Also removes other merger-related transaction costs that were expensed and transaction costs related to the acquisition of CMA.
(6)	Write-down of Optionable as well as a gain related to TSX Group.
(7)	Reverse impact of exercise right privilege guarantee.
(8)	Reverse transaction costs related to the BM&F/Bovespa investment.
(9)	Reverse transaction costs related to the investment in Green Exchange.
(10)	Pro forma adjustments are tax effected at CME Group’s estimated statutory tax rate.

CME Group Inc.

Quarterly Operating Statistics

	2Q 2008	3Q 2008	4Q 2008	1Q 2009	2Q 2009
Trading Days	64	64	64	61	63
Quarterly Average Daily Volume (ADV) CME Group Pro Forma ADV (Legacy CME Group and NYMEX combined, in thousands)
	2Q 2008	3Q 2008	4Q 2008	1Q 2009	2Q 2009
Total	12,876	13,236	10,441	10,389	10,438
CME Group ADV (Legacy CME and CBOT combined, in thousands)
	2Q 2008	3Q 2008	4Q 2008	1Q 2009	2Q 2009
Product Line
Interest rates	6,467	6,030	3,692	3,843	4,389
Equity E-mini	2,833	3,638	3,799	3,378	2,867
Equity standard-size	161	204	194	159	121
Foreign exchange	665	710	481	507	568
Commodities & alternative investments	933	822	691	685	818

Total	11,060	11,404	8,857	8,572	8,762

Venue
Open outcry	1,836	1,602	1,275	1,188	1,294
Electronic (excluding TRAKRS)	9,054	9,641	7,447	7,255	7,331
Privately negotiated	170	161	136	130	137

Total	11,060	11,404	8,857	8,572	8,762
NYMEX/COMEX ADV (in thousands)
	2Q 2008	3Q 2008	4Q 2008	1Q 2009	2Q 2009
NYMEX floor	238	193	166	135	126
NYMEX electronic	865	831	682	798	785
COMEX floor	38	36	29	30	28
COMEX electronic	172	214	144	170	149
NYMEX ClearPort	418	492	489	629	537
Other	85	65	75	54	49

Total	1,816	1,831	1,584	1,816	1,675
Average Rate Per Contract (RPC) CME Group Pro Forma Average RPC (Legacy CME Group and NYMEX combined)
	2Q 2008	3Q 2008	4Q 2008	1Q 2009	2Q 2009
Total	$0.775	$0.785	$0.858	$0.833	$0.816
CME Group RPC (Legacy CME and CBOT combined)
	2Q 2008	3Q 2008	4Q 2008	1Q 2009	2Q 2009
Product Line
Interest rates	$0.522	$0.521	$0.569	$0.532	$0.525
Equity E-mini	0.668	0.677	0.706	0.677	0.676
Equity standard-size	1.453	1.486	1.582	1.543	1.570
Foreign exchange	0.907	0.936	0.894	0.918	0.901
Commodities & alternative investments	1.134	1.154	1.154	1.108	1.130

Average RPC (excluding TRAKRS)	$0.648	$0.659	$0.713	$0.677	$0.670

Venue
Open outcry	$0.572	$0.607	$0.663	$0.607	$0.625
Electronic (excluding TRAKRS)	0.629	0.637	0.691	0.659	0.648
Privately negotiated	2.427	2.526	2.558	2.460	2.500
NYMEX/COMEX RPC
	2Q 2008	3Q 2008	4Q 2008	1Q 2009	2Q 2009
NYMEX floor	$1.607	$1.386	$1.600	$1.375	$1.396
NYMEX electronic	1.304	1.315	1.308	1.347	1.365
COMEX floor	1.712	1.626	1.801	1.776	1.485
COMEX electronic	1.706	1.719	1.781	1.797	1.738
ClearPort	1.905	1.933	2.099	1.745	1.806
Other	1.854	1.928	2.038	2.460	2.676

Total Pro Forma Average Gross Rate	$1.556	$1.567	$1.671	$1.569	$1.582

Total Pro Forma Average Net Rate	$1.479	$1.488	$1.569	$1.466	$1.480

Note: All CME Group volume and rate per contract data is based upon pro forma results, including the operations of CME Group and NYMEX as if they were combined for the entire period reported. All data excludes our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products. Additionally, all data excludes Swapstream and HuRLO products.